Exhibit 5.1

15 November, 2017

Matter No.: 346184

Doc Ref: 13262926

+441 299 4954

marcello.ausenda@conyersdill.com

Third Point Reinsurance Ltd.

Clarendon House

2 Church Street

Hamilton, HM 11

Bermuda

Dear Sirs,

Re: Third Point Reinsurance Ltd. (the “Company”)

We have acted as special legal counsel in Bermuda to Third Point Reinsurance Ltd. (the “Company”), in connection with a registration statement on form S-3 (the “Registration Statement”, which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “Commission”) on 13 November 2017, together with a prospectus supplement dated 15 November (the “Prospectus Supplement” and together with the Registration Statement, the “Prospectus”, which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), relating to the registration under the Securities Act of an aggregate of 17,250,000 common shares of the Company, par value US$0.10 each, all of which are being offered by certain shareholders of the Company (the “Selling Shareholders”) and which include 2,250,000 common shares of the Company, par value US$0.10 each pursuant to an over-allotment option granted to the underwriters by the Selling Shareholders (the “Common Shares”).

For the purposes of giving this opinion, we have examined a copy of the Prospectus. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Assistant Secretary of the Company on 9 November 2017, an excerpt of minutes of a meeting of its directors held on 7 November 2017 certified by the Secretary of the Company, (the “Resolutions”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Prospectus and other documents reviewed by us, (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Common Shares by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	Based solely upon a review of the register of members of the Company dated 9 November, 2017, prepared by Computershare Investor Services Pty Limited, the branch registrar of the Company, the Common Shares are validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited